UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2015

KEMPHARM, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36913	20-5894398
(Commission File No.)	(IRS Employer Identification No.)

2656 Crosspark Road, Suite 100

Coralville, IA 52241

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (319) 665-2575

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 17, 2015, KemPharm, Inc., a Delaware corporation (the “Company”), entered into a Second Amendment (the “Second Amendment”) to the Facility Agreement (as amended, the “Facility Agreement”), by and between the Company and Deerfield Private Design Fund III, L.P. (“Deerfield”). The Second Amendment, among other things, eliminates the Company’s obligation to obtain a consent from Deerfield prior to effecting an underwritten public offering of the Company’s common stock. Except as modified by the Second Amendment, all terms and conditions of the Facility Agreement remain in full force and effect. The foregoing summary of the Second Amendment is not complete and is qualified in its entirety by reference to the Second Amendment, which is filed as an exhibit to this Current Report on Form 8-K (the “Report”) and incorporated herein by reference.

Item 8.01	Other Events.

Updated Company Disclosure

On December 18, 2015, the Company filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (the “Registration Statement”), in connection with a proposed public offering of shares of the Company’s common stock. The Registration Statement contains updated Company risk factor disclosure, as well as an updated description of certain aspects of the Company’s business. Accordingly, the Company is filing information with this Report for the purpose of supplementing and updating the risk factor disclosure contained in the Company’s prior public filings, including those discussed under the heading “Item 1A. Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, filed with the SEC on November 13, 2015. The Company is also updating certain aspects of the description of its business from the disclosure contained in the Company’s prior public filings. The updated disclosures are filed as Exhibit 99.1 to this Report and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Second Amendment to Facility Agreement, by and between the Company and Deerfield Private Design Fund III, L.P., dated as of December 17, 2015.

99.1	Updated Company Disclosure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEMPHARM, INC.

Date: December 18, 2015

	By:	/s/ R. LaDuane Clifton
R. LaDuane Clifton
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Facility Agreement, by and between the Company and Deerfield Private Design Fund III, L.P., dated as of December 17, 2015.

99.1	Updated Company Disclosure.